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EXHIBIT C


                      IN THE STATE COURT OF FULTON COUNTY
                                STATE OF GEORGIA


BULL RUN CORPORATION,      )
                           )
    Plaintiff,             )
                           )
                           )
v.                         )        CIVIL ACTION NUMBER:
                           )                             ----------------
                           )
ERNST & YOUNG, L.L.P.      )
                           )
   Defendant               )


                       AFFIDAVIT OF DOUGLAS R. CARMICHAEL


STATE OF PENNSYLVANIA      )
                           )
COUNTY OF BUCKS            )

         Before me, the undersigned notary, a Notary Public in and for said County and said State, personally appeared Douglas R. Carmichael, who is known to me, and who deposed and said the following:

         1. My name is Douglas R. Carmichael. I am over 21 years of age and am in all respects competent to make this affidavit. Unless specifically stated otherwise, I have personal knowledge of the facts stated in this affidavit, and the matters stated below are true and correct.

         2. I am the Wollman Distinguished Professor of Accountancy at Baruch College, City University of New York (CUNY) where I teach auditing and accounting, oversee others teaching


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accounting and auditing, and perform research and writing on accounting and auditing matters. I am a Certified Public Accountant (CPA), a Certified Fraud Examiner (CFE), and hold a Ph.D. in Accountancy. I am the author or coauthor of numerous college texts, articles in academic and professional journals, and reference books and auditing practice manuals used in daily practice by thousands of CPAs and CPA firms. These auditing practice manuals are subjected to periodic peer reviews by independent CPA firms. Formerly, I was Vice President, Auditing, of the American Institute of Certified Public Accountants (AICPA), which is the national organization of professional accountants in the United States. I have recently performed a review of the quality assurance system of a CPA firm for the Securities and Exchange Commission and an investigation of allegations of auditor malpractice for the New York State Education Department - Office of Professional Discipline.

         3. Ernst & Young, LLP, (EY) audited the annual financial statements of Universal Sports America, Inc., and its subsidiaries (USA) from 1997 through 1999. For the fiscal years ended June 30, 1998 and 1999, EY issued unqualified audit reports that represented that the financial statements were presented fairly in conformity with generally accepted accounting principles
(GAAP) and that its audits of those financial statements were made in accordance with generally accepted auditing standards (GAAS).

         4. In April 2001, Bull Run Corporation, a public company that acquired USA in December 1999, determined that the financial statements of USA for periods prior to and after the acquisition had been misstated as a result of departures from GAAP in accounting for prepaid costs and expenses as well as sponsor contract receivables and deferred revenue.

         5. The facts described in paragraphs 6 to 11 of this affidavit are alleged to be true in the


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complaint of the plaintiff, Bull Run, and are based on the initial conclusions of an independent professional investigation into the misstatements at USA. I do not have personal knowledge of these facts, but have assumed that they are true for purposes of this affidavit.

         6. The USA financial statements for fiscal years 1998 and 1999 that EY audited were materially misstated with respect to accounting for prepaid costs and expenses and sponsor contract receivables and deferred revenue. EY agreed that these misstatements were material and required restatement of Bull Run's post-acquisition financial statements. EY issued an unqualified audit opinion on these financial statements that incorporated the effect of the restatement and thereby acknowledged the propriety of restatement.

         7. USA capitalized certain costs and expenses as assets that it described as prepaid expenses. The categories of costs and expenses treated in this manner were as follows: (1) costs applicable to a specific future event;
(2) costs applicable to several events during a year; and (3) costs applicable to several events spread over more than one year. These prepaid expenses should have been amortized (charged to expense and eliminated as assets) over time as the events to which they related occurred. USA sometimes duplicated the same costs and expenses in capitalizing them as prepaid expenses (assets) and also failed to amortize them properly. EY failed to detect these misstatements. EY did nothing, or virtually nothing, to ascertain that costs and expenses were not duplicated as prepaid expenses or to test whether prepaid expenses were being amortized properly.

         8. USA's contracts with certain clients called for the clients to make periodic payments for services or expenses. The services or expenses might be performed or incurred either before or after payment by the client was due. USA accounted for work performed and expenses incurred before payment was due as unbilled receivables and recorded the related revenue. USA accounted


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for a payment due before the work was performed or the expense incurred as accounts receivable and deferred revenue.

         9. USA used a three-step process to account for receivables and revenue. First, when work was performed for which a bill would be sent later, USA increased unbilled receivables (a balance sheet account) and revenue (an income statement account). Second, when the bill was sent, USA recorded a billed receivable (a balance sheet account) and revenue (an income statement account). This resulted in a duplication of revenue recognized. Third, in a separate step, USA reduced unbilled receivables and revenue for the amount billed to eliminate the duplication. However, in some instances, USA failed to reduce unbilled receivables and revenue appropriately and thereby overstated assets and net income. In some cases when an unbilled receivable was recorded, costs of goods sold (an income statement expense account) would be reduced rather than revenue being increased, but the effect on net income was the same.

         10. USA used a similar three-step process when a bill was sent before work was performed or expenses incurred. EY failed to detect the misstatement of USA's net assets and net income that resulted from these practices.

         11. At June 30, 1999, USA recorded a $5.4 million amount as a receivable in a "due to/from" account. The following year, most of this amount was allocated to unbilled receivables. EY failed to detect this misstatement. EY did nothing, or virtually nothing, to substantiate the composition of the unbilled receivables and deferred revenue accounts in the audits of the fiscal year 1998 and 1999 financial statements of USA or the "due to/from" asset account of approximately $5.4 million in the audit of the 1999 financial statements.

         12. Assuming the facts in paragraphs 6 to 11 to be true, it is my opinion that EY's audits


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of USA's financial statements for fiscal years 1998 and 1999 fell below the minimum acceptable standard of care for professional auditors and constituted acts of professional malpractice. The basis for this opinion is explained in the following paragraphs.

         13. GAAS require that an audit be adequately planned and properly supervised (the first standard of fieldwork of GAAS) and that a sufficient understanding of internal control (including the accounting system) be obtained to plan the audit and determine the nature, timing, and extent of tests to be performed (the second standard of field work of GAAS).

         14.      AICPA Codification of Statements on Auditing Standards AU
Section 311.03 requires that, in planning the audit, the auditor should consider the methods used to process significant accounting information, financial statement items likely to require adjustment, and conditions that may require extension or modification of audit tests. AU sections 312 and 319 require that the auditor assess the risk of material misstatement at the account-balance level in determining the nature, timing and extent of auditing procedures to be applied to specific account balances. Thus, EY had to obtain an understanding of USA's accounting systems for recording prepaid expenses, recognition of revenue, and recording of unbilled receivables and deferred revenue. EY had to assess the risk of material misstatement in these account balances in the circumstances and plan and perform auditing procedures to obtain reasonable assurance that misstatements in these account balances would not cause USA's financial statements to be materially misstated. GAAS require that the auditor obtain sufficient competent evidential matter to afford a reasonable basis for an opinion regarding the financial statements under audit (the third standard of fieldwork of GAAS). AICPA Codification AU Section 326.25 requires that the auditor be thorough in the search for evidential matter and unbiased in its evaluation.


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         15.      If EY had performed its audits in accordance with GAAS as
described in paragraphs 13 and 14, EY would have known that the risk of material misstatement of USA's financial statements was high from misstatements in account balances for prepaid expenses, cost of goods sold, unbilled receivables, deferred revenue, and revenue and that as a result, material overstatement of USA's net assets and net income was likely. EY would have had to apply auditing procedures directed at detecting duplication of prepaid expenses, duplication of revenue, and failure to properly amortize prepaid expenses. EY would have had to obtain sufficient competent evidential matter to detect the material misstatement that existed in USA's account balances. Thus, if EY had performed its audits in accordance with GAAS, EY would have detected the material misstatements that existed in the account balances. EY, in these circumstances, would have been unable to express an unqualified opinion on USA's fiscal 1998 and 1999 financial statements.

         16. EY would not have been able to express the opinion that USA's financial statements were presented fairly in all material respects in conformity with GAAP because EY would have known that the financial statements departed from GAAP in material respects.


         17. GAAP define assets in the balance sheet as probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events. [Financial Accounting Standards Board Statement of Concepts 6]. A duplicate prepaid expense has no future economic benefit. GAAP require that expenses be recognized when economic benefits are used up in rendering services. [Financial Accounting Standards Board Statement of Concepts 5]. Failure to amortize prepaid expenses properly does not reflect the proportion of assets used up in rendering services. GAAP require that revenue be recognized when earned and when realized or realizable. [Financial Accounting Standards Board Statement of Concepts 5]. Duplicate revenue has not been


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earned and duplicate receivables are not realizable. As a result of these misstatements, USA's financial statements did not have the essential qualitative characteristic of financial information of reliability. [Financial Accounting Standards Board Statement of Concepts 2].

         FURTHER AFFIANT saith not.


                                    /s/ DOUGLAS R. CARMICHAEL
                                    -------------------------------------------
                                    Douglas R. Carmichael

         SWORN TO before me and subscribed in my presence by the said DOUGLAS
R. CARMICHAEL this 30 day of November, 2001.


                                    /s/ CAROLE LYNN RYNKIEWICZ
                                    -------------------------------------------
                                    Notary Public in and for the State of
                                    Pennsylvania

                                    Carole Lynn Rynkiewicz
                                    -------------------------------------------
                                    (Printed Name of Notary)

                                    My Commission Expires 6-19-04
                                                          ---------------------

(SEAL)


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